Exhibit 5.1


                                  June 14, 2002


ASA International Ltd.
10 Speen Street
Framingham, MA 01701

         Re:      Registration Statement on Form S-4
                  ----------------------------------

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-4 filed by ASA International Ltd. (the "Company") with the Securities and Exchange Commission on or about May 3, 2002, as amended on June 14, 2002, (as such may thereafter be amended or supplemented, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,370,679 shares of Company common stock, $.01 par value per share (the "Shares"), which are to be issued pursuant to an Agreement and Plan of Merger in exchange for common stock, $.01 par value per share, of CompuTrac, Inc., a corporation organized under the laws of Texas ("CompuTrac"), as described in the Registration Statement.

         In connection with this opinion, we have examined the Certificate of Incorporation and By-laws of the Company, each as amended to date; we have reviewed all pertinent records of meetings of the Board of Directors and stockholders of the Company; and we have reviewed the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We are members of the Bar of The Commonwealth of Massachusetts and do not hold ourselves out as being conversant with and express no opinion herein with respect to the laws of any jurisdiction other than those of the United States of America, The Commonwealth of Massachusetts, and the corporation law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto. This opinion is being furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and, except as

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provided in the immediately preceding sentence, may not be relied upon by any other person or for any other purpose without our prior written consent.

                                                    Very truly yours,

                                                    EPSTEIN BECKER & GREEN, P.C.


                                                    /s/ Paul D. Broude
                                                    ---------------------------
                                                    Paul D. Broude, Member


                                                    /s/ Thomas A. Rosenbloom
                                                    ---------------------------
                                                    Thomas A. Rosenbloom, Member